Exhibit 4.388

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 170616 dated November 15, 2018

To render

mobile radio telephone services

This license has been granted to

Public Joint Stock Company

“Mobile TeleSystems”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027700149124

Tax Identification Number (TIN/INN)

7740000076

Principal place of business (residence):

109147, Moscow, Marksistskaya St., 4

The territory of the services is specified in appendix hereto.

This license is valid through:

November 21, 2021

This license is issued based on the decision of the licensing authority - Order No. 864-рчс dated December 21, 2018

This license has an appendix as an integral part, which is executed on three sheets

Deputy Head	/signature/ A.A. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
 COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296